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                                                                    EXHIBIT 23.6



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm relating to the financial statements of Prime Cable of Hickory, L.P. under the caption "Independent Certified Public Accountants" and to the use of our report dated March 4, 1996, with respect to the financial statements of Prime Cable of Hickory, L.P. included in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-3774) and related Prospectus of Charter Communications Southeast Holdings, L.P. and Charter Communications Southeast Holdings Capital Corporation.



                                          ERNST & YOUNG LLP



Austin, Texas


June 24, 1996